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PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
February 25, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements by Liberty Funds Trust IV (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR as part of the Trust's Form N-SAR report dated February 29, 2000.
We agree with the statements concerning our firm in such Form N-SAR.

Very truly yours,



PricewaterhouseCoopers LLP